SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): February 27,
1997

                      ROBERTS OIL & GAS, INC.
      (Exact name of registrant as specified in its charter)


     Texas                      0-10056          74-2142545
(State or other jurisdiction  (Commission       IRS Employer
of incorporation or           File Number)   Identification No.)
organization)


                          P.O. Box 22658
                      Houston, TX 77227-2658
             (Address of principal executive offices)

Registrant's telephone number, including area code: 713-621-8241
INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.  Changes in Control of Registrant.

(a) On February 27, 1997, Roberts Oil and Gas, Inc. (the "Company") entered into an agreement with Geopozos, S.A. ("Geopozos") pursuant to which it agreed to issue shares of its common stock to Geopozos (the "Geopozos Agreement"), subject to approval of the agreement by the Company's board of directors.
As part of the Geopozos Agreement the Company agreed to issue to Geopozos two million (2,000,000) shares of its common stock and a promissory note in the principal amount of six hundred thousand dollars ($600,000) in exchange for certain assets. In connection with the acquisition of those assets, on March 14, 1997, the Company also entered into an agreement with ROGI International, a company incorporated under the laws of Panama, (the "ROGI International Agreement") pursuant to which the Company agreed to issue, as required by the Geopozos Agreement, the two million (2,000,000) shares of its common stock to persons or entities as directed by Geopozos and four million (4,000,000) shares of its common stock to persons or entities as directed by ROGI International in exchange for the assets being acquired. Thus, a total of six million (6,000,000) shares were issued in exchange for the assets. The Geopozos Agreement also provides that Geopozos may, at its election, nominate a person to serve on the board of directors of the Company but has not yet done so.

     The assets which were transferred to the Company in exchange for the promissory note and the issuance of shares as directed by ROGI International consist of a one hundred percent (100%) working interest in the rights to explore, drill for and extract hydrocarbons in specified locations in Colombia. For a description of the assets acquired, see "Item 2. Acquisition or Disposition of Assets" herein.

     The shares issued pursuant to the Geopozos and ROGI International Agreements were authorized but unissued shares of the Company. On behalf of Geopozos the shares were issued to two corporations and ROGI International directed that shares be issued to seven corporations and one individual. The Company has not been informed of the relationship or affiliation, if any, among those entities. The following entities acquired as holders of record five percent (5%) or more of the then-outstanding shares of the Company's common stock in connection with the Geopozos and ROGI Agreements:

Petroleum Exploration Services, Inc.-1,600,000 (16%)
Pardo Investors, Inc.-750,000 (7.5%)
Terra Group, Inc.-500,000 (5%)
Vigilant Investments, S.A.-750,000 (7.5%)
Kolina Trading, Inc.-650,000 (6.5%)
Carmina Panamericana, S.A.-500,000 (5%)
Sun-Shine Financing Development Corp.-650,000 (6.5%)

     The ownership percentage of each of the foregoing was reduced by one-half as a result of the transaction with Adair Oil on June 16, 1997, as hereafter described.

     On June 16, 1997, the Company entered into, and closed, an agreement with Adair Oil International Canada, Inc. ("Adair Oil"), a Bahamas corporation, pursuant to which the Company agreed to transfer to Adair Oil a fifty-one percent (51%) controlling interest in the outstanding common stock of the Company in exchange for certain assets. As a result of that agreement an aggregate of 10,200,000 shares of the Company's common stock were issued to Adair Oil in exchange for a portion of Adair Oil's rights with respect to certain contracts. The shares issued to Adair Oil consisted of 10,000,000 shares of the Company's authorized but unissued shares and, in order to complete the transaction with Adair Oil, 200,000 shares which had been loaned and returned to the Company by two of the entities which received shares as part of the ROGI International Agreement. The assets transferred to the Company by Adair Oil consisted of a portion of the rights of Adair Oil with respect to properties located in the countries of Yemen and Paraguay. For a description of the assets acquired, see "Item 2. Acquisition or Disposition of Assets" herein. Upon conclusion of the aforesaid transaction Adair Oil owned an aggregate of fifty-one percent (51%) of the Company's issued and outstanding shares of common stock.

     In connection with the Adair Oil transaction, all of the former directors of the Company, except Earl Roberts, also agreed to resign and Earl Roberts agreed to elect persons designated by Adair Oil to the Company's board of directors. Immediately following the closing of the Adair Oil transaction and the resignation of members of the Company's board of directors, Earl Roberts caused John Adair, Jalal Al Ghani and Abdul Aziz M. Al-Abdulkader, the designees of Adair Oil, to be elected to the Company's board of directors.

(b) In connection with the Adair Oil transaction, certain stockholders of the Company also entered into a voting agreement, effective until December 31, 1997, with each other with respect to certain matters which might be voted upon by the shareholders of the Company. Certain shareholders also each individually granted to John Adair, the president of Adair Oil, irrevocable proxies until December 31, 1997, to vote on their behalf shares of the Company's common stock owned by the grantors of the proxies with respect to those same matters. The matters covered by the voting agreement and the proxies include the increase in the number of shares which the Company is authorized to issue and the determination of the rights and privileges of each class of the Company's stock. The shareholders entering into the voting trust agreement included Adair Oil and those entities which acquired shares pursuant to the Geopozos and ROGI International Agreements. Thus, at the time the voting agreement was entered into the parties to the voting agreement controlled sixteen million (16,000,000) shares of the Company's outstanding common stock. The entities which executed the proxies held four million (4,000,000) shares of the Company's common stock.

Item 2.  Acquisition or Disposition of Assets.

     In 1997, the Company acquired, subject to certain consents as hereafter described, rights with respect to a contract relating to the exploration, drilling and development of oil and gas property in Colombia. The Company issued an aggregate of 6,000,000 shares of its authorized but unissued shares of common stock and a promissory note in the face amount of six hundred thousand dollars ($600,000) in exchange for the rights. In connection with the transaction, the shares of stock which were issued were assigned, for purposes of the contract but not necessarily for accounting purposes, a value by the board of directors of the Company of $.55 per share. In determining the number of shares to be issued, members of the board of directors of the Company reviewed the contracts to be acquired, obtained a report from an independent petroleum engineer and discussed the properties with representatives of Geopozos and ROGI International. Prior to entering into the contracts with Geopozos and ROGI International, there was no affiliation between the Company and either of those entities.

     The asset being acquired by the Company consists of the rights and obligations of Geopozos with respect to a contract, known as the Chimichagua Association contract (the "Association Contract"). The Association Contract grants the right to explore, drill and extract hydrocarbons from a specified area in Colombia. The Association Contract relates to an area of approximately 164,900 hectares (a hectare is 2.47 acres) in the Magdalena valley of Colombia, approximately 500 miles north of Bogota. The Association Contract was originally acquired by Esso Colombia in 1988 and, following an intervening assignment, was acquired by Geopozos on September 14, 1996.

     The Association Contract, between Ecopetrol and the holder, provides that the parties shall share equally the hydrocarbons produced from the relevant properties, subject to an overriding royalty interest of twenty percent (20%) which is reserved for Ecopetrol, and the expenses of development of the properties.
The holder is responsible for the exploration of the properties but has the right to receive reimbursement of those costs with respect to fields which are commercially developed by the parties. The effective date of the Association Contract was January 20, 1989, and the contract terminates for all purposes twenty-eight (28) years thereafter. The contract provides for an exploration period of six (6) years, subject to certain extensions, and an exploitation period of twenty-two (22) years. Under the terms of the contract a portion of the property which has not been commercially developed is reduced over a period of years, beginning in the sixth year.

     In connection with the agreement between Geopozos and the Company, Geopozos retained a two percent (2%) overriding royalty interest in hydrocarbons produced from the properties developed under the Association Contract. Geopozos also agreed to act as the operator under the Association Contract for a period of up to twelve (12) months until the Company or its assignee has been approved by Ecopetrol and the Ministry of Mines and Energy of Colombia. The parties also agreed to enter into joint operating agreement covering those operations. The agreement is to provide, among other things, that Geopozos will be allowed to mark up expenditures which it incurs, and which have been agreed to in advance, by ten percent (10%).

     The Company is currently reviewing the Association Contract and the subsequent assignments to determine the interest which it holds. The review thus far conducted by the Company indicates, among other things, that Geopozos was required to perform certain exploration of the properties prior by December 18, 1996, and that the consents of Ecopetrol, the national oil company of Colombia, and the Colombian Ministry of Mines and Energy are required in order for the assignment to the Company from Geopozos to be effective. The Company has thus far been unable to confirm that either of those has been accomplished and is therefore in the process of submitting documentation to Ecopetrol in order to obtain the required consents in order to be able to complete the assignment from Geopozos. The Company is also attempting to finalize the terms of the joint operating agreement with Geopozos. Because those matters have not yet been accomplished, the Company is unable at this time to determine the extent of its interests in the Association Contract or its obligations thereunder.

     On June 16, 1997, the Company acquired a portion of the rights of Adair Oil to two contracts in Yemen and two contracts in Paraguay respecting certain oil and gas rights. To acquire the interests in the Yemen and Paraguay contracts, the Company issued an aggregate of 10,200,000 shares of the Company's common stock to Adair Oil. In determining the number of shares to be issued, members of the board of directors of the Company reviewed the contracts to be acquired, reviewed financial information regarding Adair Oil which included an analysis of the value of the properties in which an interest was being acquired and discussed the properties with representatives of Adair Oil. Prior to entering into the contracts with Adair Oil, there was no affiliation between the Company and Adair Oil.

     In exchange for the issuance of shares of its stock to Adair
Oil, the Company acquired five percent (5%) of the net profits in Adair Oil's interest in each of the contracts. The Company did not acquire the right or obligation to participate in the management or operation of any of the properties.

     The Yemen contracts (the "Yemen Contracts") were initially acquired in 1993 by Adair Oil International, Inc. ("AOI"), a Bahamas corporation, from the Republic of Yemen and relate to two different areas, one of which is off the coast of Yemen. The Yemen Contracts grant to AOI the right to explore for oil, gas and/or related extractable resources and to develop the areas covered by the contracts if AOI deems the areas to be worthy of commercial development. The contracts reserve a royalty interest of ten percent (10%) to the Republic of Yemen, after which AOI and its assignees have the right, after payment of specified production costs, to share in the revenues with the Ministry of Oil and Mineral Resources of Yemen. This revenue sharing arrangement provides that AOI shall receive revenues ranging from ten percent (10%) to thirty percent (30%), depending upon the amount of production. AOI assigned its rights to the Yemen Contracts to Adair Oil on June 16, 1997.

     Under the Yemen Contracts AOI was required to expend at least eighteen million dollars ($18,000,000) on the exploration of one of the areas within thirty (30) months, and fifteen million dollars ($15,000,000) on the exploration of the other area within thirty-six (36) months, after the effective date of the contracts. The effective date of each of the contracts was June 20, 1993. AOI has indicated that, in accordance with the terms of the contracts, it provided evidence of financial capability with respect to its exploration obligations. Under its exploration obligations AOI was required to acquire and process seismic data and mobilize, drill and evaluate two exploration wells during the relevant exploration time. AOI did not perform each of the obligations with respect to the exploration of the areas. However, under the terms of the contracts, if AOI is prevented from doing so because of "force majeure", the time for compliance with that portion of each of the contracts is extended for such period of time as the force majeure continues. One of the conditions defined as being force majeure is the order, regulation or direction of the government of Yemen which prevents AOI from performing its obligations under the contract. During a portion of the time since AOI executed the Yemen Contracts the government of Yemen was in civil war and political upheaval. AOI believes that the political upheaval of the government of Yemen prevented it from performing under the Yemen Contracts and that such prevention constitutes force majeure as that term is defined in the Yemen Contracts. AOI therefore believes that, it continues to have rights with respect to the Yemen Contracts. AOI's representative in Yemen has discussed these issues with the Minister of Oil of Yemen and has indicated to AOI that he believes that AOI has the right to renegotiate the terms of its Yemen Contracts and that it may be possible to obtain terms which are more favorable to AOI. AOI has indicated that it intends to pursue such negotiation but no assurances can be given that such negotiations will be successful.

     Adair Oil International Co. Canada, Inc., a Canadian corporation ("Adair-Canada") acquired from Guarani Petroleum Exploration, S.A. ("Guapex"), a Paraguay corporation, on May 31, 1997, a portion of Guapex's interests in a concession contract respecting 2,400,000 hectares located in Paraguay (the "San Pedro Contract"). A second concession contract was obtained by Adair-Canada on May 30, 1997, from Guapex as representative of a consortium of entities, including Guapex, relating to 3,292,900 hectares located in Paraguay (the "Alto Parana Contract"). Adair-Canada assigned all of its interests in the San Pedro Contract and the Alto Parana Contract to Adair Oil on June 16, 1997, and Adair Oil succeeded to the rights and obligations of Adair-Canada. Thus, in describing the aforesaid contracts, Adair Oil is used hereafter to describe the rights and obligations initially held by Adair-Canada.

     Adair Oil acquired ninety nine percent (99%) of Guapex's interest in the concession (the "San Pedro Concession") which is the subject of the San Pedro Contract, with Guapex retaining the remaining one percent (1%). The expenses and revenues of the wells, after payment by Adair Oil of certain expense obligations as hereafter described, are shared pro rata by Adair Oil and Guapex in those same ratios. Guapex also retained a ten percent (10%) overriding royalty interest in the hydrocarbons which are recovered from any wells drilled on the San Pedro Concession. Under the terms of the San Pedro Contract, the interests being acquired by Adair Oil are being held in escrow until Adair Oil has met certain conditions, referred to as "Earning Obligations." After complying with those Earning Obligations Adair Oil will be entitled to receive the assignment of 99% of Guapex's interests in the San Pedro Concession contract.

The Earning Obligations of Adair Oil with respect to the San Pedro Contract require that (i) Adair Oil pay an aggregate of three million dollars ($3,000,000) to Guapex for the San Pedro Concession and the Alto Parana Concession on or before July 31, 1997, (ii) Adair Oil drill and complete, at Adair Oil's expense, two wells on the San Pedro Concession no later than December 1, 1998, and (iii) Adair Oil pay all of the costs, up to a maximum of $2,272,000, of the seismic work required with respect to the exploration of the San Pedro Concession. The seismic work must begin before October 1, 1997. If Adair Oil fails to meet any of its Earning Obligations under the San Pedro Contract in a timely manner, the interests in the San Pedro Concession will not be assigned by Guapex. If Adair Oil meets its Earning Obligations, Adair Oil and Guapex have agreed to enter into a Joint Operating Agreement with respect to the development of the San Pedro Concession. The terms of such operating agreement are to be determined through negotiations between the parties.

     The Alto Parana Concession was initially acquired from the government of Paraguay in 1989 by Texaco Exploration Paraguay and subsequently assigned to Guapex, which assignment was approved by the government of Paraguay. Adair Oil is acquiring sixty percent (60%) of Guapex's interest in the Alto Parana Concession. The assignment to Adair Oil has been made by Guapex and been placed in escrow. Adair Oil has the right to receive the interest assigned upon timely completion of the Earning Obligations imposed on Adair Oil in the Alto Parana Contract.

     The Earning Obligations of Adair Oil with respect to the Alto Parana Contract require that (i) Adair Oil pay an aggregate of three million dollars ($3,000,000) to Guapex for the San Pedro Concession and the Alto Parana Concession, with one million dollars ($1,000,000) attributable to the Alto Parana Concession to be paid on or before May 31, 1997, (ii) Adair Oil drill and complete, at Adair Oil's expense, two wells on the Alto Parana Concession no later than January 1, 1999, with the first well to be completed no later than March 31, 1997, and (iii) Adair Oil pay all of the costs, up to a maximum of $2,272,000, of the seismic work required with respect to the exploration of the Alto Parana Concession. The seismic work must begin before July 31, 1997. If Adair Oil fails to meet any of its Earning Obligations under the Alto Parana Contract in a timely manner, the interests in the Alto Parana Concession will not be assigned by Guapex. If Adair Oil meets its Earning Obligations, Adair Oil and Guapex have agreed to share the revenues and expenses of the Alto Parana Concession on a pro rata basis. Adair Oil did not make the one million dollar ($1,000,000) payment due on May 31 but believes that Guapex will give it an extension to make such payment.
Adair Oil also believes that the contract provision which required the drilling of a well by March 31, 1997, was one of mutual mistake and will not be considered as a default.

Item 5.  Other Events.

     Amendments to Articles of Incorporation and by laws.

     On July 25, 1997, following a vote of the shareholders of the Company, the Company amended its articles of incorporation to change the name of the Company to "Adair International Oil and Gas, Inc.", to increase the number of authorized shares of common stock to one hundred million (100,000,000) and to change the par value of the Company's common stock to no par value. In July the board of directors voted to amend its by laws to increase the size of its board of directors to six. The board is considering candidates for the newly-created positions.

     Stock dividend.

     The board of directors declared a stock dividend on the Company's common stock which was distributed on May 23, 1997, to the holders of record on May 12, 1997. The dividend was in the amount of one share for each share owned as of the record date. The Company issued 2,000,000 shares in connection with the dividend.

     Change of transfer agent.

     The Company determined to change transfer agents for its stock and appointed ChaseMellon Shareholder Services as its new transfer agent on July 18, 1997.

Item 7.  Financial Statements and Exhibits.

(b)  Pro forma financial information.

     The financial statements required to be filed in connection with the acquisition of assets as described in Item 2 of this Form 8-K are not currently available. The Company anticipates that such financial statements will be filed prior to August 15, 1997.

(c)  Exhibits.

     The following documents are being filed as Exhibits hereto:

2.1. Purchase and Sales Agreement dated February 27, 1997, between the Company and Geopozos, S.A. relating to the acquisition of assets by the Company.

2.2.  Letter of Agreement dated March 14, 1997, between the
Company and ROGI International, S.A. relating to the issuance of shares of stock by the Company and the acquisition of assets by the Company.

2.3.  Agreement dated May 30, 1997, between the Company and Adair
Oil International Canada, Inc. pertaining to the acquisition of assets and the issuance of shares by the Company.

                            SIGNATURES
  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Roberts Oil & Gas, Inc.
                         (Registrant)

                         /s/Earl Roberts
Date: August 1, 1997     Earl Roberts
                         President




EXHIBIT INDEX

2.1. Purchase and Sales Agreement dated February 27, 1997, between the Company and Geopozos, S.A. relating to the acquisition of assets by the Company.

2.2.  Letter of Agreement dated March 14, 1997, between the
Company and ROGI International, S.A. relating to the issuance of shares of stock by the Company and the acquisition of assets by the Company.

2.3.  Agreement dated May 30, 1997, between the Company and Adair
Oil International Canada, Inc. pertaining to the acquisition of assets by the Company and the issuance of shares by the Company.


                    PURCHASE AND SALE AGREEMENT

    This Purchase and Sale Agreement is entered into this 27th day of February, 1997 ("Effective Date"), by and among:

Geopozos S.A., a company incorporated under the laws of Colombia, represented by Mr. Luis Clavijo Pedromo, who is acting with full capacity and legal authority as its President, with principal offices at Carrera 14 No. 87-39 of 201 of Santafe de Bogota D.C., Colombia ("Geo") and

Roberts Oil and Gas, Inc., incorporated under the laws of the state of Texas, U.S.A., represented by Earl K. Roberts, who is acting with full capacity and legal authority as its President with principal office at 8556 Katy Freeway, Suite 106, Houston, Texas 77024 ("Buyer")

ROGI International Inc., S.A., incorporated under the laws of the Republic of Panama, represented by Harold T. Crum who is acting with full capacity and legal authority as its authorized Agent, with principal offices at Frederico Boyd No. 7, Panama, Panama.

                            WITNESSETH

WHEREAS, Geo currently holds 100% of the rights, interests and obligations under the Chimichagua Association Contract.

WHEREAS, Buyer wishes to acquire from Geo, One hundred percent
(100%) of rights, interests and obligations in the Chimichagua
Association Contract subject to and upon the terms provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

1. Subject to the provisions hereof and the considerations described in Section 2 below:

     1.1 Geo shall assign and transfer to Buyer or its assignee, One hundred percent (100%) of all of its rights, interests and obligations in the Chimichagua Association Contract, and in the same percentages of its rights, interests and obligations in the Movable Property and Real Property that belongs to Geo in such above mentioned contract.

     1.2 This assignment of interest in name to Roberts Oil and Gas, Inc., or its assignee, is subject to the final approval of Ecopetrol and the Ministry of Mines and Energy. The Parties shall take all such steps as may be reasonable and necessary to expedite such approvals, supplying for such entities, for such purposes all such information and documents as required. Should this approval be withheld, then a transfer of ownership to another buyer associated company will be undertaken until transfer is approved by Ecopetrol.

     1.3 Buyer shall assume one hundred percent (100%) of all obligations and responsibilities in regards to the Chimichagua Association Contract.

     1.4 Geo or its designated entity shall be the Operator for the Chimichagua Association Contract (scheduled not to exceed 12 months using pre-approved AFE procedures) until such time Roberts Oil and Gas, Inc. and/or its assignee has been approved by Ecopetrol to assume operatorship.

     1.5 A detailed Joint Operating Agreement and Accounting Procedure will be executed between the Parties before March 14, 1997. This procedure to allow for a Geopozos mark-up of 10% for expenditures approved and agreed to in advance.

2. In consideration of the assignment of the mentioned One hundred percent (100%) interest referred above, Buyer shall pay to Geo or its designated entity the following sums and undertake the following obligations:

     2.1 The purchase price for the aforementioned assignment of interest shall be paid and accomplished as follows:

          A. Roberts Oil and Gas, Inc. agrees to raise funds through a public stock market or private placement of debt or equity to completely develop the proven and probable reserves of the Chimichagua
               Association contract.

          B. Roberts Oil and Gas, Inc. will execute a promissory note in favor of Geo in the amount of $600,000 to be paid from the first funds received from the money raising effort. Roberts Oil and Gas, Inc. shall be due the like amount from recovered expenses if Ecopetrol grants commercialization on the Arjona-1 well. The remainder of the recovery funds will be paid to Geo.

          C.   Geo or its assignee will receive from ROGI
               International Inc., S.A 2,000,000 shares of
               Roberts Oil and Gas, Inc. common stock free of any pledges or encumbrances as soon as they are issued by the authorized transfer agent.

          D. Geo will be invited to nominate an individual to serve of the Board of Directors of Roberts Oil and Gas, Inc.

          E. Geo or its assignee will receive from Roberts Oil and Gas, Inc. a 2% overriding royalty for all hydrocarbons produced from the Chimichagua Association Contract within fifteen (15) calendar days from receipt of funds from purchaser of hydrocarbons.

     2.2 Payment of all stamp taxes and Notary fees associated with the execution of this Agreement shall be borne by the Parties.

3. Geo declares that the rights, interests and obligations of this transfer have not been previously assigned either totally or partially to either a natural person or a legal entity, nor has it been mortgaged or encumbered in any form.

4. This Agreement is subject to the laws and jurisdiction of the State of Texas, U.S.A., and it is executed under full confidential basis. Buyer or Geo shall not disclose it without the written approval of the other party, as well as any of the technical information and data delivered by Geo to Buyer.

5. The validity of this Agreement is subject to the Board of Directors approval of each of the parties that must take place before March 5, 1997. If any of the Boards deny such approval, this Agreement shall be terminated and without any legal effect.

6. In the event that Roberts Oil and Gas, Inc. desires to transfer all or part of its interest, rights and obligations in the Chimichagua Association Contract, Roberts Oil and Gas, Inc. shall properly protect all the rights granted by this Agreement to Geo, especially those related to the Royalty payments rights mentioned in Section 2.1.E above.

7. Roberts Oil and Gas, Inc. will have the right of first refusal to participate or promote Geopozos' Las Quinches and Cucuana Association Contract for a period of ninety (90) days after Geo notifies Buyer they are ready to proceed on such project.

IN WITNESS of that the Parties hereto executed this Agreement on the date first above written

Geopozos, S.A.           Roberts Oil and Gas, Inc.


_____________________     ____________________________
Represented by:               Represented by:
Luis Clavijo                  Earl K. Roberts
President                     President, CEO

ROGI International Inc., S.A.


______________________________
Represented by:
Harold T. Crum
Agent



               ROBERTS OIL AND GAS, INC. LETTERHEAD


March 14, 1997


ROGI International Inc., S.A.
Frederico Boyd No. 7
Panama
Republic of Panama

Attn: Harold Crum, Agent

Reference:     The purchase of the authorized and unissued shares
               of Roberts Oil and Gas, Inc., ("ROGI")

Subject:       Letter of Agreement

Dear Mr. Crum:

     We wish to conform the acceptance of your offer to purchase
6,000,000 authorized and unissued shares of Roberts Oil and Gas, Inc. We understand the offer is as follows:

     1.   CASH - None

     2. ASSETS - A minimum of US $10,500,000.00 worth of hard assets transferred to ROGI as additional paid capital, beneficial ownership/stewardship of Colombian
          Chimichuaga Association Contract.

          a)   The transfer is to start immediately.
          b) A current audit or value opinion will be provided to ROGI in a form acceptable to their auditors and/or stock exchange that will verify or attest to the value.

     3. STOCK - Corporate shares will be issued in return for assets paid to ROGI as follows:

          a) Each share will be issued on an arbitrary value of US $0.55 equals one (1) share.

          b) Corporate shares of two million (2,000,000) of authorized and unissued stock will be issued to any entity or person as directed by Geopozos, S.A.

          c) Corporate shares of four million (4,000,000) of authorized and unissued stock will be issued to any entity or person as directed by ROGI
               International, Inc. S.A.
                    I hope the foregoing states the current
               agreement as derived
               from our meeting this day.

     Agreed to and accepted by ROGI Board of Directors this date.


____________________________       ___________________
Earl Roberts                       Date
Chairman, CEO, President
Roberts Oil and Gas, Inc.

____________________________       ___________________
Harold T. Crum                     Date
Agent for:
ROGI International Inc., S.A.



                             AGREEMENT

     THIS AGREEMENT made the day and year hereafter set forth by and between ADAIR OIL INTERNATIONAL CANADA, INC., a corporation organized and existing under the laws of the Commonwealth of the Bahamas, ("Adair") and ROBERTS OIL AND GAS, INC. a corporation organized and existing under the laws of the State of Texas, ("Roberts").

     In consideration of the covenants set forth herein, the parties hereto agree as follows:

                            ARTICLE I.
               EXCHANGE OF ASSETS FOR CAPITAL STOCK

     1.1. Assignment of Assets. At the closing of the transactions contemplated hereunder, Adair will sell, convey and assign an undivided interest in those certain contracts for the exploration and production of oil and gas described in Exhibit A and Exhibit B attached hereto and made a part hereof (the "Contracts"). Such interest shall entitle Roberts to a five percent (5%) share in the net profits earned from the exploration and production of oil and gas from the properties referred to in the Contracts (the "Properties"), but shall not entitle Roberts to participate in the management and operation of the Properties.

     1.2. Issuance of Capital Stock. At such closing, Roberts will issue to Adair, 10,200,000 shares of its voting stock.

     1.3. Closing. The closing of the above described exchange shall take place at the offices of Roberts Oil and Gas, Inc., West Memorial Office park, 8556 Interstate Highway 10 West, Suite 106, Houston, Texas at 10:00 A.M. on Monday, June 16, 1997.

     1.4 Officer's Certificates. At the closing, Earl K. Roberts shall deliver to Adair his affidavit stating that to the best of his knowledge and belief Roberts' warranties and representations hereafter set forth are true on the closing date as though made on such day. At the closing, John w. Adair, Jalal Alghani and William A. Petty shall each deliver his affidavit stating that to best of his knowledge and belief Adair's warranties and representations hereafter set forth are true on the closing date as though made on such day.

     1.5 Purchase for Investment. The certificate evidencing the shares delivered to Adair shall bear the following legend:

     "The shares represented by this certificate have not been registered under the securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                            ARTICLE II
                  WARRANTIES AND REPRESENTATIONS

     2.1 Adair's /Warranties and Representations. Adair warrants and represents to Roberts as follows:

     a. Contracts. To the best knowledge and belief of Adair's officers, the Contracts are valid, existing and in full force and effect.

     b. Assignability. To the best knowledge and belief of Adair's officers, there is no prohibition against the assignment of an interest in the Contracts to Roberts by the terms of the Contracts or the laws and regulations of the governments having jurisdiction over the Contracts and Adair has the power and authority to assign such Contracts

     c. Extent of Adair's Interest. Adair intends to assign the Contracts, subject to the interest to be assigned to Roberts hereunder, to another entity in which Adair will own a fifty percent (50%) interest for the purpose of securing funds for the exploration and development of the Properties and of properties owned by Roberts.

     d. Organization. Adair is a corporation organized and existing under the laws of the Commonwealth of the Bahamas and is in good standing in such commonwealth.

     e.  Authority.  John W. Adair, as the Chief Executive
Officer of Adair, Jalal Alghani, as its Chief Financial Officer, and William A. Petty, as its President, have been duly authorized by its Board of Directors and Shareholders to enter into this Agreement on behalf of Adair.

     f.  Financial Statements.   Adair has delivered to Roberts a
copy of its balance sheet compiled on March 18, 1997 by Rahimi, Levy & Co., Certified Public Accountants, of Santa Monica, California. To the best knowledge and belief of the officers of Adair, such balance sheet fairly presents the financial condition of Adair as of March 1, 1997 and was prepared on the basis of generally acceptable accounting principles, except that the values listed therein are based on market values and not on cost.

     g. Geophysical and Geological Reports. Every fact set forth in the documents listed below is true and correct to best knowledge and belief of Adair's officers, such document being:
     "Geophysical and Geological Report on the Alto Panama and San Pedro Blocks in Paraguay, South America for Adair International Oil Co.-Canada, Inc. by Byron R. Ayme, B.Sc. April 4, 1997", and "Exploration: Block 24 and Block 28, Republic of Yemen, Adair Oil International, Inc., a Subsidiary of Adair International, Inc."

     h. Share Ownership. No person owns any of the issued and outstanding shares of Adair except those persons listed on Exhibit C, each of whom owns the number of shares set forth opposite his respective name:

     i. Binding Effect. The execution and delivery by Adair to Roberts of a counterpart of this Agreement in consideration of the execution and delivery by Roberts to Adair of a counterpart of this Agreement constitutes a binding and enforceable obligation of Adair, subject to the conditions set forth herein.

     j. Purchase of Investment. Adair's acquisition of Robert's shares is being made for its own account for investment and with no present intention of resale.

     k. Securities Violations. No officer, director or shareholder of Adair has been convicted for the violations of the securities laws of the United states or is now under investigation for the violation of such securities laws,

     2.2 Robert's Warranties and Representations. Roberts warrants and represents to Adair as follows:

     a. Organization. Roberts is a corporation organized and existing under the laws of the State of Texas and is in good standing in such and in all other states and countries in which it engages in business. The only states or countries in which the character of the properties it owns or the nature of its business makes a licensing authority or qualification necessary are Texas and Oklahoma.

     b. Corporate Records. All of Roberts' Articles of Incorporation and Bylaws, amendments thereto, Minutes of Meetings of Roberts' Board of Directors, Unanimous Consents of its Directors, Minutes of Meetings of its Shareholders, Unanimous Consents of its Shareholders, Capital Stock Records, List of Shareholders, Forms 10-K, and other Corporate Records have been presented to Adair for inspection, are the originals or true and correct copies of such and, where applicable, represent the actions of its Directors and Shareholders. To the best knowledge and belief of Robert's officers, the facts set forth in each Form 10-K are true and correct, except that the reserve information is not current.

     c. Subsidiaries. Roberts owns no interest in the capital stock of another corporation.

     d. Capitalization. Roberts is authorized to issue 20,000,000 shares of common stock of which 10,000,000 shares have been issued and are outstanding and is authorized to issue 5,000,000 shares of preferred stock of which 600 shares have been issued and are outstanding. All of such shares are validly issued, fully paid and non-assessable. It is not authorized to issue any other classes of shares. Roberts has no outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell, or otherwise dispose of, purchase, redeem or otherwise acquire any of its shares.

     e. Authority. Earl K. Roberts, as the President of Roberts and Raymond Kerr, as its Secretary, have been duly authorized by its Board of Directors to enter into this Agreement on behalf of Roberts.

     f.  Share Ownership.  No persons owns more than one percent
(1%) of the issued and outstanding common shares of Roberts except those persons listed on Exhibit D, each of whom owns the number of shares set forth opposite his respective name:

      g. S.E.C. Reporting. Roberts is in compliance with the reporting requirements of a "reporting company" pursuant to the Securities Act of 1933, including, without limitation, forms 10-K and 10-Q, except the financial statements included therein are unaudited.

     h. Financial Statements. Roberts has delivered to Adair copies of the financial statements included in Forms 10-K filed with the Securities and Exchanger Commission for the years ended May 31, 1996, May 31, 1995, May 31, 1994, May 31, 19993, May 31,
1992, May 31, 1991, May 31, 1990 and May 31, 1989.  Each balance sheet fairly presents the financial condition of Roberts as of the date of such balance sheet, each statement of income and surplus fairly presents the results of its operations for the period ending on the date of such statement, and all such financial statements were prepared on the basis of generally accepted accounting principles, consistently applied.

     i.  Undisclosed Liabilities.   As of the date of each
balance sheet referred to above, Roberts has no liabilities or obligations of any nature, whether accrued, absolute, contingent, or other wise, not shown on such balance sheet, Roberts is not a party to any contract not terminable by it at will. Roberts is not a party to any litigation, and no such litigation is threatened or contemplated.

     j. Subsequent Changes. Since May 31, 1996, there has been no change in Robert's financial condition, assets, liabilities or business, except:

     (i) changes occurring in the ordinary course of business, none of which have a materially adverse effect on its financial conditions or business; and

     (ii) the issuance by Roberts of 6,000,000 shares of its common stock in exchange for the acquisition of the right to explore for and produce oil and gas on certain properties in Columbia.

     k. Binding Effect. The execution and delivery by Roberts to Adair of a counterpart of this Agreement in consideration of the execution and delivery by Adair to Roberts of a counterpart of this Agreement shall constitute a binding and enforceable obligation of Roberts, subject to the conditions set forth herein.

     l. Securities Violations. No officer or director of Roberts or any of its shareholders owning one percent or more of its common stock has been convicted for the violations of the securities laws of the United States or is now under investigation for the violation of such securities laws.

                            ARTICLE III
                 CONDUCT OF BUSINESS UNTIL CLOSING

     3.1 Adair. Until the closing of the transactions contemplated hereunder, Adair will refrain from any action which would cause its warranties and representations as set forth herein to not be true on the closing date as though made on such day. However, specifically, without limitation, Adair is permitted to assign to persons other than Roberts undivided interests in the Contracts so long as they retain at least a five-percent (5%) undivided interest therein.

     3.2 Roberts. Until the closing of the transactions contemplated hereunder, Roberts will refrain from any action which would cause its warranties and representations as set forth to not be true on the closing date as though made on such day, and will conduct its business only in the ordinary course.

                            ARTICLE IV
                       CONDITIONS PRECEDENT

     4.1 Adair's Obligations. Adair shall be required to perform its obligations at closing only if:

     a. Roberts' warranties and representations were true on the date of this Agreement and are true as of the closing date as though made on such day.

     b. Roberts shall have performed all of its obligations to be performed by it before the closing and shall contemporarily perform all obligations to be performed by it at the closing.

     c. Roberts shall have delivered to Adair the irrevocable proxies of its shareholders in form satisfactory to Adair, which together with the shares to be acquired by Adair pursuant to this agreement, shall entitle Adair to vote two-thirds of the common stock of Roberts in favor of the amendment of its Articles of Incorporation.

     d. All members of the current Board of Directors of Roberts, except Earl K. Roberts, shall have resigned, and there have been elected new directors approved by Adair.

     4.2 Roberts' Obligations. Roberts shall be required to perform its obligations at closing only if:

     a. Adair's warranties and representations were true on the date of this Agreement and are true as of the closing date as though made on such day.

     b. Adair shall have performed all of its obligations to be performed by it before the closing and shall contemporarily perform all obligations to be performed by it at the closing.

     c. Adair shall have furnished Roberts with evidence reasonably satisfactory to it that Adair has strategic partners with sufficient financial to develop the property described in the Contracts.

     d. Adair shall have furnished Roberts with the original executed documents evidencing the Contracts and Roberts shall have determined that such contracts are reasonable satisfactory to it.

                             ARTICLE V
                    TRANSACTIONS AFTER CLOSING

     5.1 Robert's Current Projects. After the closing, Adair will furnish to Roberts funding for the purpose of developing the projects approved by Robert's Board of Directors as constituted after the Closing.

                            ARTICLE VI
                               OTHER

     6.1 Effective Date. The effective date of the closing shall be deemed to be May 31, 1997.
     6.2 Survival of Representations. All warranties and representations of either party hereto shall survive the closing of the transactions contemplated hereby.

     6.3 Benefits. This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the parties hereto.

     6.4 Construction. This Agreement is to be delivered in the State of Texas, is intended to be performed in the State of Texas, and shall be construed and enforced in accordance with the laws of such state.

     6.5 Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been given if delivered or mailed, first class, postage prepaid, certified, return receipt requested, and addressed to a respective party at the address set forth below:

     If to Adair:

     Adair Oil International Canada, Inc.
     Mr. John W. Adair
     10810 East 45th Street
     Tulsa, Oklahoma  74101

     If to Roberts:

     Roberts Oil and Gas, Inc.
     Mr. Earl K. Roberts
     P.O. Box 22659
     Houston, Texas  77227-2658

     IN WITNESS WHEREOF the parties hereto have signed this Agreement on the 30th day of May, 1997.

                    ADAIR OIL INTERNATIONAL CANADA, INC.


                    By _____________________________
                         John W. Adair, Chairman and
                         Chief Executive Officer

                    By _____________________________
                         Jalal Alghani, Vice Chairman
                         and Chief Financial Officer

                    By _____________________________
                         William A. Petty, President

                    ROBERTS OIL AND GAS, INC.
                    By _____________________________
                         Earl K. Roberts, President

                    By _____________________________
                         Raymond Kerr, Secretary



                       ADAIR'S SHAREHOLDERS

John W. Adair                      10,000,000 shares

Jalal Alghani                      10,000,000 shares

William A. Petty                   10,000,000 shares



                       Roberts' Shareholders


Robert M. Burr                          216,000
Carmina Panamericana, S.A.              500,000
CEDE & Co.                              335,666
Betty J. Crum                           100,000
Inversiones Petroleras                  400,000
Raymond C. Kerry                        567,616
Key Paradise Designs, Inc.              100,000
Kolima Trading, Inc.                    650,000
Pardo Investors, Inc.                   750,000
Petroleum Exploration Services, Inc.    1,600,000
Earl K. Roberts                         1,050,950
Sales Development Services, Inc.        128,744
James C. Shindler                       484,658
Robert H. Steelhammer                   736,018
Sun-Shine financing Development Corp.   650,000
Terra Group, Inc.                       500,000
Vigilant Investments, S.A.              750,000

     Total                              9,519,652